Exhibit 10.1
Loan No. 18462590T05-G

AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE
THIS AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE (this “Promissory Note”) to the Amended and Restated Credit Agreement dated March 17, 2025 (such agreement, as may be amended, hereinafter referred to as the “Credit Agreement”), is entered into as of 5/22/2025 between COBANK, ACB, a federally-chartered instrumentality of the United States (“Lender”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota, a limited liability company (together with its permitted successors and assigns, the “Borrower”). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.
RECITALS
(A)This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Revolving Term Promissory Note numbered 18462590T05-F, dated as of March 17, 2025, between Lender and the Borrower.
SECTION 1.    REVOLVING TERM COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the period set forth below in an aggregate principal amount not to exceed the Maximum Commitment Amount (as set forth below) at any one time outstanding (the “Commitment”). The "Maximum Commitment Amount" will be initially $61,750,000.00 and will be reduced by $3,250,000.00 on the 20th day of each March and September beginning September 20, 2025, and continuing through and including September 20, 2029, with a final reduction equal to the remaining balance due on March 20, 2030. Within the limits of the Commitment, the Borrower may borrow, repay, and re-borrow.
SECTION 2.    PURPOSE. The purpose of the Commitment is to provide working capital to the Borrower.
SECTION 3.    TERM. The term of the Commitment will be from the date hereof, up to and including March 20, 2030, or such later date as Lender may, in its sole discretion, authorize in writing (the “Term Expiration Date”).
SECTION 4.    LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Article 2 of the Credit Agreement.
SECTION 5.    INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):
(A)Daily Simple SOFR. At a variable rate per annum equal at all times to 2.550% (the “Daily Simple SOFR Margin”) plus the higher of: (1) zero percent (0.00%); and (2) Daily Simple SOFR (as defined below). Borrowings may only be made on a day which is a Business Day (as defined below) and requests for borrowings must be received by 12:00 p.m. Denver, Colorado time on the date the borrowing is desired. Information about the then-current rate will be made available upon telephonic request. For purposes of this Promissory Note, Daily Simple SOFR shall be considered a variable rate option. For purposes hereof, (a) “Daily Simple SOFR” means SOFR (as defined below) for the day that is five U.S. Government Securities Business Days (as defined below) prior to (i) if such day is a U.S. Government Securities Business Day, such day or (ii) if such day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such day. Any change in Daily Simple SOFR due to a change in SOFR shall be effective

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590T05-G

from and including the effective date of such change in SOFR without notice to the Borrower; (b) “SOFR” means, for any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such day published (at such time as Lender may determine in its sole discretion) by the SOFR Administrator on its website (or any successor source identified by the SOFR Administrator from time to time) on the immediately succeeding U.S. Government Securities Business Day; (c) “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate); (d) “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday, or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; and (e) “Business Day” means a day on which Lender and the Federal Reserve Banks are open for business.
(B)Quoted Rate. At a fixed rate per annum to be quoted by Lender in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Lender in its sole discretion in each instance, provided that: (1) the minimum fixed period will be 365 days; (2) amounts may be fixed in an amount not less than $500,000.00; and (3) the maximum number of fixes in place at any one time will be ten, provided, however, the maximum number of fixes in place at any one time may be increased, at Lender's sole discretion, upon written notification to the Borrower by Lender.
The Borrower will select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. If the Borrower fails to elect an interest rate option, interest will accrue at the variable rate option. Upon the expiration of any fixed rate period, interest will automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of a loan and rates may not be fixed in such a manner as to cause the Borrower to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein will be made telephonically or in writing and must be received by 12:00 p.m. Denver, Colorado time. Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Lender will require in a written notice to the Borrower (“Interest Payment Date”).
SECTION 6.    PROMISSORY NOTE. The Borrower promises to repay on the date of each reduction in the Commitment set forth in the schedule in Section 1 above, the outstanding principal, if any, that is in excess of the reducing Commitment amount set forth in the aforementioned schedule, followed by a final installment in an amount equal to the remaining unpaid principal balance of the loans on the Term Expiration Date.
In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.
SECTION 7.    SECURITY. The Borrower’s obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.3 of the Credit Agreement.
SECTION 8.    FEES.
(A)Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.400% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590T05-G

fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.
SECTION 9.    OVERADVANCES. Lender shall not be obligated to make advances in excess of the Commitment (“Overadvances”), but may elect to do so in its sole discretion. Each such Overadvance shall be secured hereunder and under Section 2.3 of the Credit Agreement. If Lender approves an Overadvance, the Borrower shall reimburse Lender immediately and without notice or demand for (1) the full amount of each overadvance; (2) all overadvance fees and charges that Lender may impose from time to time; (3) interest on the amount of each overadvance at the rate that applies to the loan(s) for the day such overadvance was created and for each following day until it has been repaid, and (4) all losses Lender incurs in collecting the overadvance and any fees, charges, expenses or interest relating to it. In addition to all other rights and remedies available to Lender, Lender may (and the Borrower specifically gives Lender the authority to): (1) set off the unpaid balance of any overadvance against any debt or other amount that Lender owes to the Borrower; (2) liquidate any investments or other assets in any account the Borrower maintains with Lender or in connection with the loan(s); and (3) enforce its interests in any available collateral it holds to secure the Borrower’s obligations hereunder and under the Credit Agreement. If Lender elects to make an advance in excess of the Commitment, doing so does not obligate Lender to make or permit future Overadvances under the Commitment.
SECTION 10.    BENCHMARK AND TENOR REPLACEMENT AND MODIFICATION. Notwithstanding anything to the contrary in this Promissory Note or in any other Loan Document,
(A)if at any time Lender determines that (1) any interest rate offered hereunder (each such interest rate, a “Benchmark”) or any tenor of such Benchmark has been, or is likely to be, discontinued; (2) any Benchmark or any tenor of any Benchmark is not or is likely to not be representative of the underlying market and economic reality that such Benchmark or tenor is intended to measure; or (3) any Benchmark or any tenor of any Benchmark does not, or is likely not to, adequately and fairly reflect the cost to Lender of making or maintaining loans hereunder, or (4) any Benchmark or any tenor of any Benchmark is, or is likely to be, unlawful, Lender may amend this Promissory Note and any other Loan Document to replace such Benchmark or tenor with a Benchmark Replacement or to remove such tenor. The selection of a Benchmark Replacement by Lender may be for one, some or all tenors of the then-current Benchmark. “Benchmark Replacement” means, for any Benchmark or tenor, a replacement benchmark rate, which may include a spread adjustment, that has been selected by Lender in its sole discretion, giving due consideration to (a) any recommendation by a relevant governmental body of a replacement benchmark rate, the mechanism for determining such a rate or a spread adjustment, or (b) any evolving or then-prevailing market convention for determining a benchmark rate or a spread adjustment. Lender may effect such amendments to this Promissory Note and the other Loan Documents as Lender in its sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate, which amendments will become effective without any further action or consent of any other party to this Promissory Note or any other Loan Documents as Lender in its sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate, which amendments will become effective without any further action or consent of any other party to this Promissory Note or any other Loan Document; provided that Lender shall give the Borrower notice of any such amendment. In no event shall any Benchmark Replacement be less than zero percent (0.00%).
(B)if at any time Lender determines in its discretion that any Benchmark or any tenor of any Benchmark is unavailable for any reason on a temporary basis, Lender may (i) calculate such Benchmark or tenor using such previous or historical publications of such Benchmark or tenor as Lender determines in its discretion to be appropriate, (ii) suspend the availability of such tenor or (iii) select and apply a Benchmark Replacement during such period.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590T05-G

(C)Lender will have the right to make from time to time any technical, administrative or operational changes that Lender decides in its discretion may be appropriate to permit or enhance the efficient administration of any Benchmark or any tenor of any Benchmark or the adoption, implementation or administration of any Benchmark Replacement or any tenor of any Benchmark Replacement. Any amendments implementing such changes will become effective without any further action or consent of any other party to this Promissory Note or any other Loan Document; provided that Lender shall give the Borrower notice of any such amendment.

SIGNATURE PAGE FOLLOWS

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590T05-G

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

By:	/s/ Mark Hyde

Name:	Mark Hyde

Title:	Chief Financial Officer

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590T05-G

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COBANK, ACB

By:	/s/ Jared A Greene

Name:	Jared A Greene

Title:	Assistant Corporate Secretary